                                                                   EXHIBIT 10.40

                               PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is entered into as of this 27th day of December 2000 by and among America West Holdings Corporation ("Holdings"), a Delaware corporation, America West Airlines, Inc. ("America West"), a Delaware corporation, and Continental Airlines, Inc. ("Continental"), a Delaware corporation.

                                    RECITALS

     Continental owns 158,569 shares of Class A Common Stock, $.01 par value, of Holdings (the "Shares").

     Holdings desires to purchase from Continental and Continental desires to sell to Holdings the Shares.

     TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. (collectively, "TPG"), together with Continental, are parties to that certain Priority Distribution Agreement, dated as of August 25, 1994 (the "Priority Distribution Agreement"), a copy of which has been delivered to and reviewed by Holdings, pursuant to which, among other matters, Continental was granted certain rights of first refusal with respect to certain securities of Holdings owned by TPG, as set forth in Section 3 of the Priority Distribution Agreement (the "Right of First Refusal").

     Holdings desires to assume the rights and obligations of Continental under the Priority Distribution Agreement, and Continental desires to assign to Holdings its rights and delegate to Holdings its obligations under the Priority Distribution Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1.   SALE AND PURCHASE.

          (a) Acquisition. In reliance upon the representations, warranties, covenants and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth, Continental hereby sells, assigns, transfers, conveys and delivers to Holdings, and Holdings hereby purchases, acquires and accepts from Continental, the Priority Distribution Agreement and the Shares (the "Acquisition"). As part of the Acquisition, from and after the date hereof, Holdings agrees to assume Continental's rights and perform its obligations under the Priority Distribution Agreement, and to hold Continental harmless from any failure to so perform such obligations. Holdings acknowledges that no amounts previously paid or payable to Continental under the Priority Distribution Agreement are being assigned to Holdings hereunder.

     (b) Purchasing Price. The consideration for the Acquisition is $10,827,532 (the "Purchase Price"), payable by Holdings to Continental as provided in paragraph (c) below.

     (c) Payment of Purchase Price and Delivery of Shares. On the date hereof, Holdings shall pay the Purchase Price to Continental in cash in United States Dollars by wire transfer of immediately available funds to the account of Continental previously designated by Continental to Holdings. Upon receipt by it of confirmation that the Purchase Price has been so paid, Continental will on the date thereof deliver to Holdings a certificate or certificates representing the Shares, duly endorsed for transfer or accompanied by stock powers executed in blank. The closing of the Acquisition and related transactions shall occur at the offices of Continental at 1600 Smith Street, Houston, Texas.

2.   REPRESENTATIONS AND WARRANTIES OF AMERICA WEST AND HOLDINGS.

     Each of America West and Holdings hereby jointly and severally represents and warrants to Continental that:

     (a) its execution, delivery and performance of this Agreement do not violate applicable law, its certificate of incorporation or by-laws or any material agreement to which it is a party;

     (b) this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes); and

     (c) except for applicable laws, if any, noncompliance with which could not reasonably be expected to prevent America West or Holdings from performing their respective obligations under this Agreement in all material respects, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any laws applicable to America West or Holdings to permit America West and Holdings to execute, deliver or perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

3.   REPRESENTATIONS AND WARRANTIES OF CONTINENTAL.

     Continental hereby represents and warrants to America West and Holdings that:

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
          (a) its execution, delivery and performance of this Agreement do not violate applicable law, its certificate of incorporation or by-laws or any material agreement to which it is a party;

          (b) this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes);

          (c) except for applicable laws, if any, noncompliance with which could not reasonably be expected to prevent Continental from performing its obligations under this Agreement in all material respects, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any laws applicable to Continental to permit it to excuse, deliver or perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

          (d) Continental has not assigned, transferred, waived, impaired or otherwise encumbered the Priority Distribution Agreement or the Right of First Refusal; and

          (c) Continental owns the Shares of record and beneficially, free and clear of liens, attachments, pledges, claims, restrictions, charges, encumbrances or security interests of any nature whatsoever ("Liens"), other than any Lien arising pursuant to this Agreement or under applicable securities laws. Continental has full power and legal right to sell, assign, transfer and deliver the Shares, and the delivery to Holdings of the Shares pursuant to the provisions of this Agreement will transfer to Holdings good and valid title thereto, free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities laws).

     4. NON-EXERCISE. In the event for any reason that the Priority Distribution Agreement shall be determined by a court of competent jurisdiction to be non-assignable or if for any other reason the assignment thereof by Continental to Holdings shall be determined by any court of competent jurisdiction to be ineffective, in each case without depriving Continental of the Purchase Price or imposing any additional obligations upon Continental, then from and after any such determination Continental will not exercise the Right of First Refusal.

     5.   INDEMNIFICATION.

     (a) To the fullest extent permitted by applicable law, subject to the terms of Section 5(c) hereof, each of Holdings and America West, jointly and severally, will indemnify, defend and hold harmless Continental and its directors, officers, stockholders, partners, employees, agents, representatives, successors, transferees and assigns, from

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
and against all out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses incurred in connection with AW Claims (as defined below)), including amounts paid to third parties (which shall be deemed to include Holdings and its affiliates and America West and its affiliates) in respect of settlements or judgments resulting from or arising in connection with claims made by holders, former holders, beneficial owners or former beneficial owners of securities of Holdings or America West (other than Continental) in their capacity as holders of such securities, or by, on behalf of or in the name of Holdings or America West (each, a "AW Claim", and collectively, "AW Claims") based upon or in connection with this Agreement or the transactions contemplated hereby, provided, however, that Holdings and America West still have no obligation hereunder to indemnify Continental or any other Indemnified Party (as defined below) to the extent, but only to the extent, the AW Claim relates to a breach by Continental of this Agreement or any other agreement to which Continental is a party.

     (b) To the fullest extent permitted by applicable law, subject to the terms of Section 5(c) hereof, Continental will indemnify, defend and hold harmless Holdings and America West and their respective directors, officers, stockholders, partners, employees, agents, representatives, successors, transferees and assigns, from and against all out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses incurred in connection with Continental Claims (as defined below)), including amounts paid to third parties (which shall be deemed to include Continental and its affiliates) in respect of settlements or judgments resulting from or arising in connection with claims made by holders, former holders, beneficial owners or former beneficial owners of securities of Continental (other than Holdings and America West) in their capacity as holders of such securities, or by, on behalf of or in the name of Continental (each, a "Continental Claim", and collectively, "Continental Claims") based upon or in connection with this Agreement or the transactions contemplated hereby; provided, however, that Continental shall have no obligation hereunder to indemnify Holdings, America West or any other Indemnified Party (as defined below) to the extent, but only to the extent, the Continental Claim relates to a breach by Holdings or America West of this Agreement or any other agreement to which Holdings or America West is a party.

     (c) For purposes of this Section 5, the term "Indemnifying Party" when used in connection with a particular AW Claim means Holdings and America West and when used in connection with a particular Continental Claim means Continental, which are the persons having an obligation to indemnify with respect to such Claim pursuant to this Section 5, and the term "Indemnified Party" when used in connection with a particular Claim means the person (whether one or more) having the right to be indemnified with respect to such Claim pursuant to this Section
5. As used herein, a "Claim" shall mean an AW Claim or a Continental Claim, as the case may be. The following procedures will apply to the indemnification obligations set forth in this Agreement:

     (i) Promptly after receipt of written notice of a Claim involving a third party, the Indemnified Party against whom such Claim is asserted will give the

Indemnifying Party written notice of any such Claim; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligations under this Section 5 except to the extent and only to the extent the Indemnifying Party was actually and materially prejudiced by such delay or failure. The Indemnifying Party will promptly designate counsel chosen by it and reasonably acceptable to the Indemnified Party to represent the Indemnified Party in connection with such Claim and the Indemnifying Party will pay all costs of investigation, litigation or arbitration incurred in connection with such Claim including, without limitation, fees and expenses of such counsel. The Indemnifying Party will have the right to undertake the defense, compromise or settlement of such Claim (subject to paragraph (ii) below), and the Indemnifying Party will not be liable for the fees or expenses of separate counsel for the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of the defense of such action or, based upon the written advice of counsel, the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from those available to the Indemnifying Party or that a material conflict of interest or material potential conflict of interest exists (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which cases the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). The Indemnified Party will use its reasonable efforts to cooperate fully with respect to the defense of any Claim. If after the passage of a reasonable period of time after notice of any Claim, the Indemnifying Party has not initiated a defense against such Claim, the Indemnified Party will have the right, upon written notice to the Indemnifying Party, to undertake the defense, compromise or settlement of such Claim at any time prior to settlement, compromise or final determination thereof and any action so taken by the Indemnified Party with regard to such defense, compromise or settlement will be deemed to be within the protection afforded by this Agreement unless a court of competent jurisdiction makes a final determination that the Indemnified Party is not entitled to indemnification hereunder with respect to such Claim; provided, however, that any settlement of any such Claim shall require the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     (ii) Anything in this Section 5(c) to the contrary notwithstanding, the Indemnifying Party will not settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a full, irrevocable and unconditional release from all liability in respect of such Claim; provided that if the terms of such settlement, compromise or judgment adversely affects any of the rights granted to such Indemnified Party herein, the Indemnifying Party will not settle or compromise such Claim or consent to the entry of judgment without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event that there is more than one Indemnified Party with respect to any Claim, any notice contemplated by this Section 5(c) to be given to the Indemnified Party will be deemed to be given for purposes hereof if it is given to the respective parties hereto. No Indemnifying Party shall be liable for any settlement of any Claim effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement.

     6.  MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         (b) Jurisdiction. Any judicial proceeding brought against any of the parties hereto with respect to this Agreement shall be brought in the United States District Court for the District of Delaware irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

         (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

         (d) Assignment; No Third-Party Beneficiaries; Amendment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. This Agreement is binding upon and for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         (e) Waiver. Failure by any party to take action against another in case of the other's noncompliance with obligations or conditions set forth in this Agreement shall not be interpreted as a waiver for a subsequent noncompliance of the same or other obligations or conditions. No waiver shall be deemed to have been made by any party of any of its rights under this Agreement unless the same is in writing and is signed on its


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
behalf by its authorized representative. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

         (f) INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph or section.

         (g) SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

         (h) SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to this Agreement timely to perform its agreements and covenants hereunder will cause substantial and irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court having jurisdiction over the matter to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief, and that this Section 6(h) is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement. The parties further agree not to assert in any proceeding that grounds for any equitable relief are not satisfied. The parties acknowledge that because the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, the making available of equitable remedies (including specific performance and injunctive relief) in this Agreement was a condition to each party's entering into this Agreement.

         (i) NOTICES. Notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (x) upon delivery if personally delivered or (y) three Business Days after being mailed by registered or certified mail (return receipt requested) or (z) one Business Day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto.

          If to Continental:

          Continental Airlines Inc.
          1600 Smith Street
          Dept. HQSEO
          Houston, Texas 77002
          Attention:  General Counsel and Chief Financial Officer

          Telephone:  (713) 324-2948
          Facsimile:  (713) 324-2687

          If to Holdings or America West:

          America West Holdings Corporation
          111 West Rio Salado Parkway
          Tempe, Arizona 85281
          Attention: General Counsel
          Telephone:  (480) 693-5785
          Telecopier: (480) 693-5702

As used herein, a "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in Houston or Phoenix are authorized by applicable law to close.

     (j) Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

     (k) Further Assurances. Each of the parties to this Agreement will cooperate and use its reasonable efforts to take or cause to be taken all reasonable actions, to cooperate reasonably with the other parties hereto with respect to such actions, and to do or cause to be done all things reasonably necessary or advisable to consummate and make effective the transactions contemplated by this Agreement.


                                    *******

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

          CONTINENTAL AIRLINES, INC.

          By: /s/ Jeffery A. Smisek
             -------------------------------
             Name: Jeffery A. Smisek
             Title: Executive Vice President

          AMERICA WEST HOLDINGS CORPORATION

          By: /s/ Stephen L. Johnson
             -------------------------------
             Name: Stephen L. Johnson
             Title: Senior Vice President

          AMERICA WEST AIRLINES, INC.

          By: /s/ Stephen L. Johnson
             -------------------------------
             Name: Stephen L. Johnson
             Title: Senior Vice President

                                    CONSENT

     Each of TPG Partners, L.P., a Delaware limited partnership ("TPG Partners"), TPG Parallel I, L.P., a Delaware limited partnership ("Parallel"), and Air Partners II, L.P., a Texas limited partnership ("APII", and collectively with TPG Partners and Parallel, "TPG") hereby irrevocably consents to the sale and assignment by Continental Airlines, Inc. to America West Holdings Corporation of the Priority Distribution Agreement, and the assumption by America West Holdings Corporation of Continental's rights and obligations thereunder, all as contemplated by that certain Purchase Agreement dated as of December 27, 2000 among Continental Airlines, Inc., America West Holdings Corporation and America West Airlines, Inc., a copy of which Purchase Agreement has been provided to and reviewed by TPG.

     Executed as of December 27, 2000.

     TPG PARTNERS, L.P.

     By: TPG Genpar, L.P.

          By: TPG Advisors, Inc.

               By /s/ Richard P. Schifter
                  -----------------------
               Name:
               Title:


     TPG PARALLEL I, L.P.

     By: TPG Genpar, L.P.

          By: TPG Advisors, Inc.

               By /s/ Richard P. Schifter
                  -----------------------
               Name:
               Title:


     AIR PARTNERS, II, L.P.

     By: TPG Genpar, L.P.

          By: TPG Advisors, Inc.

               By /s/ Richard P. Schifter
                  -----------------------
               Name:
               Title:

                 [AMERICA WEST HOLDINGS CORPORATION LETTERHEAD]

                               December 27, 2000

TPG Partners, L.P.
TPG Parallel I, L.P.
Air Partners II, L.P.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention: James J. O'Brien

RE: PRIORITY DISTRIBUTION AGREEMENT

Gentlemen:

     America West Holdings Corporation ("Holdings"), America West Airlines, Inc. and Continental Airlines, Inc. ("Continental") are today entering into a Purchase Agreement pursuant to which, among other things, Continental is assigning to Holdings, and Holdings is assuming, the rights and obligations of Continental under the Priority Distribution Agreement (the "Priority Distribution Agreement") dated as of August 25, 1994 between the Addressees (each a "TPG Entity") and Continental. The TPG Entities have consented to that assignment and assumption. In connection with such assignment and assumption, and in consideration for the TPG Entities' consent, this letter will confirm the acknowledgement and agreement of Holdings that:

     1. No payments currently are due to Holdings, and at no time in the future will any payments become due to Holdings, under Section 2 of the Priority Distribution Agreement.

     2. Holdings will not exercise the rights of first refusal arising under
        Section 3 of the Priority Distribution Agreement (the "Rights of First Refusal") in respect of any sale, transfer or other disposition of shares of Class A Common Stock, par value $.01 per share, of Holdings by any TPG Entity (or any affiliate of any TPG Entity) but, subject to the termination provision in Clause 3 below, Holdings shall be entitled to exercise the Rights of First Refusal in respect of a sale, transfer or other disposition of any of those shares by any other person.

     3. The Priority Distribution Agreement and the Rights of First Refusal shall be terminated and no longer be of any force and effect if William
        A. Franke ceases to be Chairman of the Board of Directors of Holdings.

TPG Partners, L.P.
December 27, 2000
Page 2

     Subject to these clarifications and modifications, the Priority Distribution Agreement, as assigned by Continental and assumed by Holdings, remains in full force and effect between the TPG Entities and Holdings.

     To confirm your acknowledgement and agreement to the foregoing, please sign a counterpart of this letter where indicated below and return to the undersigned.


                                   Very truly yours,

                                   AMERICA WEST HOLDINGS CORPORATION



                                   By: /s/ Stephen L. Johnson
                                       ----------------------
                                   Name:   Stephen L. Johnson
                                   Title:  Senior Vice President



ACKNOWLEDGED AND AGREED:

     TGP PARTNERS, L.P.

     By: TPG Genpar, L.P.

          By: TPG Advisors, Inc.

               By: /s/ Richard P. Schifter
                   -----------------------
                   Name:
                   Title:

TPG Partners, L.P.
December 27, 2000
Page 3


          TPG PARALLEL I, L.P.

          By: TPG Genpar, L.P.

               By: TPG Advisors, Inc.

                    By: /s/ Richard P. Schifter
                        -----------------------
                    Name:
                    Title:


          AIR PARTNERS II, L.P.

          By: TPG Genpar, L.P.

               By: TPG Advisors, Inc.

                    By: /s/ Richard P. Schifter
                        -----------------------
                    Name:
                    Title: